EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-34694, 333-25945, 33-59739, 333-77125, 333-88912, 333-101524, 333-119308, 333-134592, 333-129815) of Foster Wheeler AG of our report dated February 25, 2010, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statements.
February 25, 2010

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey